As filed with the Securities and Exchange Commission on November 18, 2015

Registration Statement No. 333-190863

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO FORM F-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

TASMAN METALS LTD.
(Exact name of registrant as specified in its charter)

Not Applicable
(Translation of Registrant's name into English)

British Columbia (State or other jurisdiction of incorporation or organization)	Not Applicable (I.R.S. Employer Identification Number)

#1305 – 1090 West Georgia Street
Vancouver, British Columbia, V6E 3V7 CANADA
(604)685-9316
(Address and telephone number of Registrant's principal executive offices)

Fay M. Matsukage, Dill Dill Carr Stonbraker & Hutchings, P.C.
455 Sherman Street, Suite 300, Denver, Colorado 80203
(303) 777-3737
(Name, address, and telephone number of agent for service)

______________________
With a copy to:

Craig A. Stoner, Esq.
Dill Dill Carr Stonbraker & Hutchings, P.C.
455 Sherman Street, Suite 300
Denver, Colorado 80203
Telephone: (303)777-3737
Facsimile: (303)777-3823

Approximate date of commencement of proposed sale to the public: Not Applicable

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.	[ ]
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.	[X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
[ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
[ ]

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.
[ ]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.
[ ]

DEREGISTRATION OF SECURITIES

Tasman Metals Ltd. is filing this Post-Effective Amendment No. 1 to deregister all of the securities previously registered under the Registration Statement on Form F-3, File No. 333-190863, originally filed August 28, 2013, and declared effective by the Securities and Exchange Commission on October 1, 2013 (the "Registration Statement").

In accordance with an undertaking made by Tasman Metals Ltd. in the Registration Statement to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offer, Tasman Metals Ltd. hereby removes from registration all of the securities previously registered under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of  Junortoun, Victoria, Australia, on November 18, 2015.

TASMAN METALS LTD.
By: /s/ Mark Saxon
Mark Saxon
President and Chief Executive Officer

POWERS OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Mark Saxon and Nick DeMare, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign on his behalf individually and in each capacity stated below any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Mark Saxon Mark Saxon	President, Chief Executive Officer and Director	November 18, 2015
/s/ Nick DeMare Nick DeMare	Chief Financial Officer and Director	November 18, 2015
/s/ David Henstridge David Henstridge	Non-Executive Chairman and Director	November 18, 2015
/s/ Michael Hudson Michael Hudson	Director	November 18, 2015
/s/ Robert Atkinson Robert Atkinson	Director	November 18, 2015
/s/ Gillyeard Leathley Gillyeard Leathley	Director	November 18, 2015

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this Registration Statement, solely in the capacity of the duly authorized representative of Tasman Metals Ltd. in the United States, on November 18, 2015.

Puglisi & Associates
By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Managing Director